SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                          ============================


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): September 16, 2003


                           RAMPART CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


         TEXAS                        1-15277                   76-0427502
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                           Identification No.)




                            16401 COUNTRY CLUB DRIVE
                                  CROSBY, TEXAS
              (Address of Registrant's principal executive offices)

                                 (713) 223-4610
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 5.     OTHER EVENTS

On September 16, 2003, Rampart Capital Corporation (the "Company") issued a press release announcing that its board of directors had approved a 1-for-100,000 share reverse stock split as the initial step to take the Company private and that once the reverse stock split is completed, the Company plans to make application to have its common stock ("Common Stock") delisted from the American Stock Exchange and terminate registration of the Common Stock under the Securities Exchange Act of 1934. The cash price per pre-split share, for shareholders holding less than one share after the split, is increased from $3.25 to $3.50 per share. Further, the Board approved a new annual meeting date of Wednesday, November 5, 2003, at which time the reverse stock split proposal will be presented, and has set a new record date of October 6, 2003 for purposes of determining the common shareholders entitled to vote at the annual meeting.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS

     (c)    EXHIBITS

            99.1   Press Release dated September 16, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 16, 2003                    RAMPART CAPITAL CORPORATION

                                       By:   /s/  J.H.  Carpenter
                                          --------------------------------------
                                             J.H.  Carpenter,
                                             President  and
                                             Chief  Operating  Officer

                                INDEX TO EXHIBITS


  EXHIBIT                      DESCRIPTION OF EXHIBIT
-----------         --------------------------------------------
*99.1               Press Release, dated September 16, 2003

*FILED HEREWITH.


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